Exhibit 10.8

Hangzhou Hanyi E-Commerce Co., Ltd.

No.: RUHNN-YY-201604-001

Cooperative Agreement Between Hangzhou Hanyi E-Commerce Co., Ltd., Hangzhou Wunai Yidui Trading Co., Ltd. and Yi Zhang

April 30, 2016

This contract is signed by the following three parties of Party A, Party B and Party C in Hangzhou on April 30, 2016:

Party A: Hangzhou Hanyi E-Commerce Co., Ltd.

Legal Representative: Lei SUN

Party B: Hangzhou Wunai Yidui Trading Co., Ltd. (Hereinafter referred to as “celebrity”)

Legal Representative: Yi ZHANG

Party C: Yi ZHANG

ID No.: ######

Whereas

Party A is a leading internet key opinion leader facilitator in China and supply chain management integrator with many years of e-commerce operation experience and mature supply chain management capabilities.

Party B is a limited company registered in accordance with the law and a joint venture established by Party A and Party C together.

Party C is a well-known internet key opinion leader in China of high prominence on the internet and with a large number of fans and highly influence in the fan community.

Based on the above, in order to help Party C enter the e-commerce industry and maximize the rights and interests of resources such as internet prominence of Party C, the three parties have reached the following terms of cooperation through consultation:

1.             Subject of Cooperation

1.1          Party A and Party B shall jointly establish a joint venture, Hangzhou Dayi E-Commerce Co., Ltd. (the name is subject to approval by the competent department of industrial and commercial registration, hereinafter referred to as “JV”), the registered capital is RMB1 million, of which Party A shall invest RMB510,000 and Party B shall invest RMB490,000. Both parties shall fund the investment and bear the losses and share the profits in proportion to their respective actual contribution.

1.2          The JV is the main operator of taobao stores such as “My Favorite Wardrobe” (吾欢喜的衣橱), “Sold-out Shirts” (衬衫卖掉了) (hereinafter referred to as the “Cooperative Stores”). The JV is the legal subject of purchase and sales, and the Cooperative Stores shall be operated by the JV, and the revenue and cost of the Cooperative Stores are all borne by the JV.

1.3          Cooperation of Party A, B and C include, but are not limited to, products or services agreed upon for women’s wear, shoes and hats, luggage, accessories, cosmetics, food, travel and other products and services agreed.

1.4          JV and Party A shall sign related operation agreement, Party A is responsible for the management of the JV and stores; According to the product concept and ideas provided by Party B, Party A shall complete the corresponding design, printing proofing, editing shelves, customer service sales and other supply chain and store management, operational work and charge the corresponding service fees to the JV.

1.5          Party B is responsible for providing product ideas, concepts, shop visual design and decoration and dress photography, and marketing via C’s social media platform (including but not limited to Sina Weibo, WeChat, Facebook and other existing or future ones, either within PRC or overseas).

1.6          The JV shall procure the finished products from the supplier as designated by Party A, or outsource the manufacturing to suppliers designated by Party A

1.7          Party B and Party C shall agree and undertake to cooperate only with Party A and the JV as stipulated in Article 1.3 for category products and related e-commerce business. Party B and Party C shall not engage in the same or similar business in any way as mentioned above by themselves or in any way with other third parties without the written consent of Party A and the JV. Otherwise, it will be regarded as material breach of this Agreement by Party B and Party C.

2.             Rights and obligations of both parties

2.1          Party A’s rights

2.1.1                     Party A has the right to provide relevant training to and manage business affairs of Party B, and can remind and advise Party B and Party C of any behaviors and questions that may hinder the achievement of the overall objectives of this contract, and shall legally have the right to manage the stores through the relevant operation agreement and shall have the right to charge the JV for the management and operation services of the stores.

2.1.2                     During the term of this contract, Party A shall enjoy an exclusive right to cooperate with Party B and Party C in e-commerce business. Party B and Party C shall not engage in e-commerce business alone or in cooperation with any other individuals, groups or companies. Unless the written consent of Party A and the JV is obtained in advance, Party A can request Party B and Party C to make indemnification for breach of contract according to the circumstances of breach of contract by Party B and Party C.

2.1.3                     Party A shall be entitled to the profit distribution of the JV in accordance with Article 3 of this contract.

2.2          Party A’s obligations

2.2.1                     Party A shall make every effort to enhance the economic benefits of the cooperative e-commerce business and ensure the effective realization of the rights and interests of Party B and Party C.

2.2.2                     Party A will provide relevant operational resources for the effective implementation of this agreement.

2.3          Party B’s rights

2.3.1                     Party B shall enjoy full and comprehensive right to know and participate in implementing the agreement.

2.3.2                     Party B shall be entitled to the profit distribution of the JV in accordance with Article 3 of this agreement.

2.4          Party B’s obligation

2.4.1                     Party B shall accommodate the suggestions and demands by Party A and the Company to achieve the overall objectives of this agreement.

2.4.2                     Party B shall not, individually or with any other individual, group or company, engage in similar e-commerce cooperation during the term of this contract, otherwise Party B shall be deemed to be in material breach of contract and Party A shall have the right to terminate the contract, and request Party B to assume the responsibility for breach of contract, dissolve and liquidate the JV, and the JV shall bear all its liabilities up to the date of the liquidation benchmark with its own funds. Party A and Party B shall share the surplus after liquidation in accordance with Article 3 of this contract, after the compensation due to the breach of agreement by Party B shall be deducted from the surplus after liquidation of JV. Provided the compensation by Party B exceeds the surplus after liquidation of JV, the compensation of Party B to Party A can be sourced from profits of the JV previously distributed.

2.4.3                     If necessary in the execution of the contract, Party B will assign the corresponding operating resources and personnel to the JV.

2.5          Party C’s rights

2.5.1                     Party C shall enjoy full and comprehensive right to know and participate in implementing the contract.

2.6          Party C’s obligations

2.6.1                     Party C shall obey the laws and regulations of the State and the relevant provisions of Party A and the JV, shall not involve any criminal offence or violate the relevant provisions on the administration of public security, strictly self-discipline, ensure that there are no serious bad habits such as use of drug, and abide by professional ethics and improve moral character, and Party C should pay attention to professional image and public image during the agreement term.

2.6.2                     Party C shall pay attention to the appearance, words and manners in the face of the media and the public, establish and maintain a good image of both parties, and shall not damage the reputation of herself, Party A and JV. Party C shall be deemed to be in breach of agreement and Party A shall have the right to terminate the contract and request Party C to bear the responsibility for breach of contract if Party A determines that Party C’s personal image is not suitable to continue to participate in the cooperative operation during the period of cooperation.

2.6.3                     Party C shall not, individually or with any other individual, group or company, engage in similar e-commerce cooperation during the term of this contract. Otherwise, Party C shall be deemed to be in serious breach of contract, and Party A shall have the right to terminate the contract and demand that Party C bear the liability for breach of agreement.

2.7          Joint responsibility clause applied to Party A, B and C

Party A and Party C solemnly undertake the following joint responsibilities:

2.7.1                     During the term of the contract, Party A, B and C must safeguard and defend the reputation and goodwill of the JV, and shall not have any words or deeds detrimental to the reputation or goodwill of the JV;

2.7.2                     When the reputation or goodwill of either party suffers, Party A, Party B, Party C and the JV shall have the obligation to protect the reputation or goodwill of Party A, Party B, Party C and JV and shall do their best to reduce or remove the impact.

3.             Interests and distribution of rights of Party A, Party B and Party C

3.1          Rights and interests of the Party A, Party B and Party C:

3.1.1                     Party C has its own right of portrait, right of name, etc. Party C authorizes Party A, Party B and the JV to use their portrait right and name right free of charge within the scope of e-commerce business agreed upon in this contract. For the related articles and photos of Party C on its own social platform, Party C guarantees that it has complete intellectual property rights and authorizes Party A, Party B and the JV to use them free of charge. For the photos identified by the three parties to be used for the promotion of Cooperative Stores products, if the pictures are taken by the JV or its principal body, the corresponding copyright shall be owned by the JV, and if provided by Party C, and Party C agrees to authorize the JV to use it free of charge.

3.1.2                     During the performance of this contract, Party A, Party B and Party C may enter into various contracts for the matters agreed upon in this contract and the interests of the parties arising therefrom. Unless otherwise agreed by Party A, Party B and Party C, the performance of the above mentioned contract and the attribution and ownership of the rights and interests under this contract shall not change as a result of the suspension, termination, dismissal or invalidation of this contract.

3.2          Profit share and undertaking of responsibilities of JV

3.2.1                     The net profit after tax of the JV shall be shared by Party A and Party B in accordance with their respective contributions, that is, Party A shall be entitled to 51% of the net profit of the JV, and Party B shall be entitled to 49% of the net profit of the JV.

3.2.2                     The JV shall be liable for all its liabilities with its own assets, and Party A and Party B shall bear limited liability to the liabilities of the company within the limits of its capital contribution.

3.2.3                     In case of termination, such as liquidation, dissolution, etc., the JV shall first settle the amount payables due to the suppliers, and shall calculate the service charge payable to Party A according to the liquidation date. After the settlement of the liabilities, the remaining equity shall be distributed to Party A and Party B according to the proportion of their actual contributions, unless the residual interest shall be equal to or less than zero.

3.2.4                     The JV shall have the financial data of the JV for the preceding year audited by the accounting firm with securities qualifications designated by Party A before 30 April of each year within the term of this agreement, and determine the distributable profits of the current year based on the audit results. Party A and Party B shall determine the profit distribution plan for the current year after considering the requirement of working capital of the JV. The profits of the previous year will be distributed according to the above profit distribution plan before June 30 of each year.

4.                                      Term of Agreement

4.1                               Term of this Agreement is from April 30, 2016 to March 31, 2021.

4.2                               If the contract is not terminated by written notice of the parties herein, the contract will be renewed automatically for three years each time.

5.                                      Confidentiality duty

5.1                               Party A, Party B and Party C shall have a duty of confidentiality with respect to any content covered by this contract and the relevant information (including, but not limited to, business models, commercial contracts, counterparties) obtained in the course of the execution of this contract and shall not disclose them without the permission of the other parties. Party A may disclose the content of this contract or the relevant information to the relevant investor or intermediary without the consent of Party B and Party C for financing and other capital market operation purposes.

5.2                               The confidentiality period shall be from the effective date of the contract to one year after the formal termination or expiration of this contract.

6.                                      Modification and dissolution of contracts

6.1                               Party B or Party C may propose to terminate this contract in the following circumstances:

6.1.1                     Party A violates the provisions of this contract, causing Party B or Party C to be materially and adversely affected.

6.1.2                     Party B or Party C shall notify Party B or Party C in writing to terminate the contract after the expiration of the contract.

6.2                               Party A may terminate this contract at any time in any of the following circumstances:

6.2.1                     Party C fails to disclose true and adequate personal information and relevant information to Party A, causing Party A to believe that such failure has materially and adversely affected the signing, performance or continued performance of this contract;

6.2.2                     In media and public, Party C does not pay attention to her appearance, behavior or manners, materially and adversely affecting her image and reputation;

6.2.3                     Party B or Party C refuses to comply with Party A’s suggestions and requirements in business operation;

6.2.4                     Party C has been unable to comply with this contract in terms of personal image, physical and psychological status, and code of conduct.

7.                                      Liability of breach of agreement

7.1                               Any violation of this agreement by Party A, B or C shall constitute the breach of this agreement. Unless otherwise provided in this contract, the defaulting party shall be liable for breach of contract and shall compensate the non-defaulting party for all actual and probable losses, liabilities, damages or expenses incurred by the non-defaulting party.

7.2                               If Party B or Party C triggered the events in Article 2.1.2, 2.4.2, 2.6.2, 2.6.3, 2.6 or related conditions of this agreement, Party A has the right to terminate the contract and request Party B or Party C to pay Party A 200% of the total sales income of the Cooperative Stores in the past 12 months. If such compensation is sufficient to make up for the losses caused to Party A, Party B or Party C shall compensate Party A for the actual losses.

8.                                      Force majeure clause

8.1.1                     The term “force majeure” in this contract includes, but is not limited to, a) natural disasters such as earthquakes, typhoons, etc.; b) social unrest, such as war; c) Party B is unable to complete the relevant contract items in the physical condition under unforeseen circumstances such as sudden serious illness or accidental serious injury.

8.1.2                     If either party to the contract is unable to perform this contract due to force majeure, it shall notify the other party as soon as possible and provide, within 20 days thereafter, detailed materials and documents supporting the event.

8.1.3                     In the event of force majeure, neither party shall be liable for any damage or loss suffered by the other party as a result of the non-performance or delay of performance of this contract, nor shall it be deemed to be a breach of this contract.

9.                                      Supplemental contract

9.1                               Party A, Party B and Party C may sign supplementary contracts for outstanding matters after signing this contract.

9.2                               Such supplementary contracts shall form an integral part of this contract and shall have the same legal effect.

10.                               Contract and validity

10.1                        This contract is in 3 copies, Party A, Party B and Party C hold one copy each, and each has the same legal effect.

10.2                        Any modification of this contract shall be subject to a written contract agreed by Party A, Party B and Party C.

10.3                        In the event of any dispute arising in the course of the performance of this contract, Party A, Party B and Party C shall settle it through friendly consultation.

10.4                        If such dispute cannot be settled through negotiation, the three parties can apply for arbitration at the Hangzhou Arbitration Commission.

In witness whereof, the parties hereto have duly authorized their representatives to sign at the date and place indicated at the beginning of this contract.

(signature page below)

Signature page to the Cooperative Agreement Between Hangzhou Hanyi E-Commerce Co., Ltd., Hangzhou Wunai Yidui Trading Co., Ltd. and Yi Zhang

Party A: Hangzhou Hanyi E-commerce Co., Ltd. (seal)

[Company seal is affixed]

Party B: Hangzhou Wunai Yidui Trading Co., Ltd. (seal)

[Company seal is affixed]

Party C: Yi ZHANG
/s/ Yi ZHANG